WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration Statement, as amended, of ASI Entertainment, Inc. our reports as of June 30, 1998 and 1997, dated November 6, 1998 (except for
Note 10 as to which the date is March 5, 1999) relating to the consolidated financial statements of ASI Entertainment, Pty. Ltd. and Subsidiary which appear in such Form SB-2.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
July 8, 1999